Exhibit 10.3 GENERAL RELEASE OF CLAIMS This General Release of Claims (“Release”) is entered into between Jose I. Carmona (“Executive”), and Radius Health, Inc. (the “Company”) (collectively referred to herein as the “Parties”). WHEREAS, Executive and the Company are parties to that certain Executive Severance Agreement dated as of June 18, 2020 (the “Severance Agreement”); WHEREAS, the Parties agree that Executive is entitled to certain severance benefits under the Severance Agreement, subject to Executive's execution and non-revocation of this Release; WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them. NOW, THEREFORE, in consideration of, and subject to, (i) the severance benefits payable to Executive pursuant to the Severance Agreement and (ii) the Accelerated Vesting (as defined below), each of which shall only be provided to Executive if this Release becomes effective in the time period set forth herein, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he or she would not otherwise be entitled to receive, Executive and the Company hereby agree as follows: 1. Severance Benefits and Accelerated Vesting. If Executive executes and does not revoke this Release, then (a) subject to the terms of this Release and the Severance Agreement, the Executive will receive the severance benefits under Section 2(a) of the Severance Agreement, and (b) the Company will accelerate the vesting of 15,000 restricted stock units (“RSUs”) previously awarded to Executive, with such vesting to occur as of the later of the Separation Date or the Effective Date, as such terms are defined herein (the “Accelerated Vesting”), provided that any forfeiture of the 15,000 RSUs to be vested pursuant to this Release that would otherwise occur on the Separation Date in the absence of this Release will be delayed to the extent necessary to effectuate the terms of this Release and will only occur if the Accelerated Vesting does not occur due to the absence of this Release becoming fully effective within the time period set forth herein. Notwithstanding the foregoing, no additional vesting of the RSUs shall occur during the period between the Separation Date and the date that the Accelerated Vesting occurs. 2. General Release of Claims by Executive. (a) Executive, on behalf of himself or herself and his or her executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, creditors, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his or her employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Executive has, had or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof, including without limitation arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive's employment by or service to the Company or the termination thereof, including without limitation any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, of retaliation or discrimination under federal, state or local law, claims under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., or the Fair Labor Standards Act, 29 U.S.C. § 201 et seq., claims for wages, bonuses, incentive compensation, commissions, vacation pay or any other compensation or benefits, either under the Massachusetts Wage Act, M.G.L. c. 149, §§148- lS0C, or otherwise, claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney's fees, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, gg.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.: the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and any similar state or local law. Executive agrees not to accept damages of any nature, other equitable or legal remedies for Executive’s own benefit or attorney’s fees or costs from any of the Company Releasees with respect to any Claim released by this Release. Notwithstanding the generality of the foregoing, Executive does not release the following: (i) Claims that may arise after Executive signs this Release; (ii) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (iii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (iv) Claims pursuant to the terms and conditions of the federal law known as COBRA; (v) Claims for indemnity under the bylaws of the Company or its affiliates, as provided for by law or under any applicable insurance policy with respect to Executive’s liability as an employee, director or officer of the Company pursuant to which Executive is covered as of the effective date of Executive’s termination of employment with the Company and its subsidiaries; (vi) Claims for payment under Section 2(a) of the Severance Agreement; and (vii) Any rights that cannot be released as a matter of applicable law, but only to the extent such rights may not be released under such applicable law. (b) Executive acknowledges that this Release was presented to him or her on September 23, 2020 in connection with his or her termination of employment on September 23, 2020 (“Separation Date”) and that Executive is entitled to have twenty-one (21) days’ time from the Separation Date in which to consider it. Executive further acknowledges that the Company has advised him or her that he or she is waiving his or her rights under the ADEA, and that Executive should consult with an attorney of his or her choice before signing this Release, and Executive has had sufficient time to consider the terms of this Release. Executive represents and acknowledges that if Executive executes this Release before twenty-one (21) days have elapsed, Executive does so knowingly, voluntarily, and upon the advice and with the approval of Executive’s legal counsel (if any), and that Executive voluntarily waives any remaining consideration period. (c) Executive understands that after executing this Release, Executive has the right to revoke it within seven (7) business days after his or her execution of it. Executive understands that this Release will not become effective and enforceable unless the seven (7) business day revocation period passes and Executive does not revoke the Release in writing. Executive understands that this Release may not be revoked after the seven (7) business day revocation period has passed. Executive also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) business day period. (d) Executive understands that this Release shall become effective, irrevocable, and binding upon Executive on the eighth (8th) business day after his or her execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (c) above (the “Effective Date”). Executive further understands that Executive will not be given any severance benefits under the Severance Agreement unless this Release is effective on or before the date that is 60 days following the date of Executive's termination of employment. 3. Continuing Obligations. Executive acknowledges that Executive's obligations under the Confidentiality and Non-Competition Agreement between Executive and the Company dated May 11, 2017 (the “Confidentiality and Non-Compete Agreement”) shall continue in effect. The terms of the Confidentiality and Non-Compete Agreement are hereby incorporated by reference as material terms of this Release. For the avoidance of doubt, however, pursuant to the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 4. Protected Disclosures and Other Protected Actions. Nothing contained in this Release, the Severance Agreement, or the Confidentiality and Non-Compete Agreement limits Executive's ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Release, the Severance Agreement, or the Confidentiality and Non-Compete Agreement limits Executive's ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including Executive's ability to provide documents or other information, without notice to the Company, nor does anything contained in this Release, the Severance Agreement, or the Confidentiality and Non-Compete Agreement apply to truthful testimony in litigation. If Executive files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Executive's behalf, or if any other third party pursues any claim on Executive's behalf, Executive waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided that nothing in this Release limits any right Executive may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. 5. No Assignment. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive. 6. Severability. In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the Parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby. 7. Interpretation; Construction. The headings set forth in this Release are for convenience only and shall not be used in interpreting this Release. This Release has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Release. Either Party's failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release. 8. Governing Law and Venue. This Release will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed wholly within such Commonwealth, and without regard to the conflicts of laws principles that would result in the applicable of the laws of another jurisdiction. Any suit brought hereon shall be brought in the state or federal courts sitting in Boston, Massachusetts, the parties hereby waiving any claim or defense that such forum is not convenient or proper. Each Party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Massachusetts law. 9. Entire Agreement. This Release, the Severance Agreement, the Confidentiality and Non-Compete Agreement, the Radius Health, Inc. 2018 Stock Option and Incentive Plan, any predecessor plan, the applicable stock option, restricted stock unit agreement or other equity award agreements between Executive and the Company (subject to the Accelerated Vesting set forth above) constitute the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever. 10. Counterparts. This Release may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. (Signature Page Follows)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Release effective as of the Effective Date. RADIUS HEALTH, INC. Dated: 9/22/2020 By: /s/ Chhaya Shah Name: Chhaya Shah Title: Chief Business Officer EXECUTIVE Dated: 9/22/2020 By: /s/ Jose I. Carmona